Douglas Emmett

1801
100 WILSHIRE

EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2022

Executive Summary

We own and operate 18.1 million square feet of Class A office properties and 4,610 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021:
•Our revenues increased by 6.5% to $253.7 million.
•Our net income attributable to common stockholders increased by 26.5% to $23.0 million, or $0.13 per diluted share.
•Our FFO increased by 6.7% to $105.2 million, or $0.51 per fully diluted share.
•Our AFFO increased by 3.1% to $90.4 million.
•Our same property Cash NOI increased by 0.4% to $150.9 million, with increases in both office and residential revenue, largely offset by the effects of inflation particularly in the cost of utilities, insurance and third party vendors.
Leasing: During the third quarter, we signed 199 office leases covering approximately 1,019,000 square feet, including 365,000 square feet of new leases. Despite this strong leasing, we only achieved modest positive absorption, partly due to our program of replacing non-paying tenants with new paying tenants. During the third quarter we recovered another 50,000 square feet from non-paying tenants whose outstanding balances we are still pursuing. Our leased to occupied spread improved slightly but remains more than twice our historical average. While we expected occupancy growth from a reduction in the spread, it has not happened yet. One reason is that an unusual number of tenants are expanding in the portfolio, or simply relocating, which increases occupancy lead times.
Comparing the office leases we signed during the third quarter to the expiring leases for the same space, straight-line rents increased by 7.2% and cash rents decreased by 8.0%.
Our multifamily portfolio remains essentially fully leased at 99.3%, with average rent roll-up on new leases this quarter over 8% across our portfolio.
Development: Our office to residential conversion project at 1132 Bishop Place in downtown Honolulu and the Landmark Los Angeles residential project in Brentwood continue to progress nicely.
Dividends: On October 18, 2022, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.
Guidance: Based on our elevated leased to occupied spread, we are narrowing the assumption range for average office occupancy to be between 84% and 85%. Based on that lower occupancy, combined with higher than projected inflation, we are revising the assumption range for same property cash net operating income to be between 3.5% and 4.5%. As a result, we are narrowing our 2022 full year guidance for Net Income Per Common Share - Diluted to $0.54 - $0.56 and for FFO to $2.03 - $2.05 per fully diluted share. Our guidance does not include the impact of any future property acquisitions or dispositions, financings, property damage insurance recoveries, or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Forward Looking Statements (FLS)
This Third Quarter 2022 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental and occupancy rates or increased tenant incentives; defaults on, and early terminations and non-renewal of, leases by tenants; higher interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2021, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview

Corporate Data
as of September 30, 2022

Office Portfolio

	Consolidated	Total
Properties	69	71
Rentable square feet (in thousands)	17,726	18,112
Leased rate	87.6%	87.5%
Occupancy rate	83.9%	83.9%

Multifamily Portfolio

		Total
Properties		13
Units		4,610
Leased rate(1)		99.3%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of September 30, 2022	207,086
Common stock closing price per share (NYSE:DEI)	$17.93
Equity Capitalization	$3,713,049

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,221,111	$4,245,929
Less: cash and cash equivalents(3)	(281,008)	(149,382)
Net Debt	$4,940,103	$4,096,547

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$7,809,596
Our Share of Net Debt to Pro Forma Enterprise Value	52%

AFFO Payout Ratio

Three months ended September 30, 2022	64.3%

_______________________________________________
(1)     Both the numerator and denominator used in calculating the percentage of units leased do not include 80 units at one property which are temporarily unoccupied as a result of a fire.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $281.0 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $136.3 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $4.7 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of September 30, 2022

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2022

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	President and Chief Executive Officer, Cerner Corporation
Ray C. Leonard	President, Sugar Ray Leonard Foundation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	September 30, 2022	December 31, 2021

Assets
Investment in real estate, gross	$12,265,460	$11,819,077
Less: accumulated depreciation and amortization	(3,251,032)	(3,028,645)
Investment in real estate, net	9,014,428	8,790,432
Ground lease right-of-use asset	7,458	7,464
Cash and cash equivalents	281,008	335,905
Tenant receivables	8,971	13,127
Deferred rent receivables	116,028	115,148
Acquired lease intangible assets, net	3,671	4,168
Interest rate contract assets	286,890	15,473
Investment in unconsolidated Fund	48,758	46,594
Other assets	38,523	25,721
Total assets	$9,805,735	$9,354,032

Liabilities
Secured notes payable and revolving credit facility, net	$5,190,605	$5,012,076
Ground lease liability	10,852	10,860
Interest payable, accounts payable and deferred revenue	159,858	145,460
Security deposits	61,105	55,285
Acquired lease intangible liabilities, net	34,704	24,710
Interest rate contract liabilities	1,647	69,930
Dividends payable	49,231	49,158
Total liabilities	5,508,002	5,367,479

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,758	1,755
Additional paid-in capital	3,492,943	3,488,886
Accumulated other comprehensive income (loss)	199,649	(38,774)
Accumulated deficit	(1,110,611)	(1,035,798)
Total Douglas Emmett, Inc. stockholders' equity	2,583,739	2,416,069
Noncontrolling interests	1,713,994	1,570,484
Total equity	4,297,733	3,986,553
Total liabilities and equity	$9,805,735	$9,354,032

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$182,011	$181,455	$542,535	$523,391
Parking and other income	25,916	22,401	74,209	59,034
Total office revenues	207,927	203,856	616,744	582,425

Multifamily rental
Rental revenues	41,057	29,878	110,235	84,933
Parking and other income	4,679	4,510	12,536	12,187
Total multifamily revenues	45,736	34,388	122,771	97,120

Total revenues	253,663	238,244	739,515	679,545

Operating Expenses
Office expenses	74,653	70,026	212,006	195,745
Multifamily expenses	13,661	9,666	35,729	28,228
General and administrative expenses	11,272	11,435	34,173	30,564
Depreciation and amortization	96,276	93,104	279,588	279,801
Total operating expenses	195,862	184,231	561,496	534,338

Other income	1,649	498	2,490	2,178
Other expenses	(199)	(147)	(561)	(764)
Income from unconsolidated Fund	356	260	921	713
Interest expense	(38,394)	(38,878)	(109,560)	(110,018)
Net income	21,213	15,746	71,309	37,316
Net loss attributable to noncontrolling interests	1,742	2,395	1,534	8,623
Net income attributable to common stockholders	$22,955	$18,141	$72,843	$45,939

Net income per common share - basic and diluted	$0.13	$0.10	$0.41	$0.26

Dividends declared per common share	$0.28	$0.28	$0.84	$0.84

Weighted average shares of common stock outstanding - basic and diluted	175,784	175,480	175,742	175,472
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$16.4 million and $18.2 million for the three months ended September 30, 2022 and 2021, respectively, and
•$44.1 million and $39.6 million for the nine months ended September 30, 2022 and 2021, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Funds From Operations (FFO)
Net income attributable to common stockholders	$22,955	$18,141	$72,843	$45,939
Depreciation and amortization of real estate assets	96,276	93,104	279,588	279,801
Net loss attributable to noncontrolling interests	(1,742)	(2,395)	(1,534)	(8,623)
Adjustments attributable to unconsolidated Fund(2)	716	695	2,112	2,095
Adjustments attributable to consolidated JVs(2)	(13,046)	(11,029)	(38,863)	(34,246)
FFO	$105,159	$98,516	$314,146	$284,966

Adjusted Funds From Operations (AFFO)
FFO	$105,159	$98,516	$314,146	$284,966
Straight-line rent	(79)	677	(880)	(217)
Net accretion of acquired above- and below-market leases	(3,343)	(2,163)	(8,050)	(7,668)
Loan costs, loan premium amortization and swap amortization	1,917	3,654	4,925	7,010
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(21,420)	(16,910)	(59,729)	(58,150)
Non-cash compensation expense	5,395	4,620	16,472	14,105
Adjustments attributable to unconsolidated Fund(2)	(208)	(179)	(787)	(498)
Adjustments attributable to consolidated JVs(2)	2,969	(572)	7,992	4,247
AFFO	$90,390	$87,643	$274,089	$243,795

Weighted average shares of common stock outstanding - diluted	175,784	175,480	175,742	175,472
Weighted average units in our operating partnership outstanding	31,328	30,697	31,370	30,606
Weighted average fully diluted shares outstanding	207,112	206,177	207,112	206,078

Net income per common share - basic and diluted	$0.13	$0.10	$0.41	$0.26
FFO per share - fully diluted	$0.51	$0.48	$1.52	$1.38
Dividends paid per share(4)	$0.28	$0.28	$0.84	$0.84
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2022	2021
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,561	17,557
Ending % leased	87.5%	87.5%
Ending % occupied	83.8%	84.9%
Quarterly average % occupied	83.7%	84.9%

Multifamily Statistics
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.1%	99.1%

	Three Months Ended September 30,		% Favorable
	2022	2021	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$205,588	$201,030	2.3%
Office expenses	(73,184)	(68,153)	(7.4)%
Office NOI	132,404	132,877	(0.4)%

Multifamily revenues	29,155	27,246	7.0%
Multifamily expenses	(8,998)	(8,190)	(9.9)%
Multifamily NOI	20,157	19,056	5.8%

Total NOI	$152,561	$151,933	0.4%

Cash Net Operating Income (NOI)
Office cash revenues	$203,960	$199,475	2.2%
Office cash expenses	(73,184)	(68,153)	(7.4)%
Office cash NOI	130,776	131,322	(0.4)%

Multifamily cash revenues	29,154	27,246	7.0%
Multifamily cash expenses	(8,998)	(8,190)	(9.9)%
Multifamily cash NOI	20,156	19,056	5.8%

Total Cash NOI	$150,932	$150,378	0.4%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2022	2021

Same property office cash revenues	$203,960	$199,475
Non-cash adjustments per definition of NOI	1,628	1,555
Same property office revenues	205,588	201,030

Same property office expenses	(73,184)	(68,153)

Office NOI	132,404	132,877

Same property multifamily cash revenues	29,154	27,246
Non-cash adjustments per definition of NOI	1	—
Same property multifamily revenues	29,155	27,246

Same property multifamily expenses	(8,998)	(8,190)

Multifamily NOI	20,157	19,056

Same Property NOI	152,561	151,933
Non-comparable office revenues	2,339	2,826
Non-comparable office expenses	(1,469)	(1,873)
Non-comparable multifamily revenues	16,581	7,142
Non-comparable multifamily expenses	(4,663)	(1,476)
NOI	165,349	158,552
General and administrative expenses	(11,272)	(11,435)
Depreciation and amortization	(96,276)	(93,104)
Other income	1,649	498
Other expenses	(199)	(147)
Income from unconsolidated Fund	356	260
Interest expense	(38,394)	(38,878)
Net income	21,213	15,746
Net loss attributable to noncontrolling interests	1,742	2,395
Net income attributable to common stockholders	$22,955	$18,141

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended September 30, 2022

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$189,647	$64,016	$4,860
Office and multifamily operating expenses	$64,290	$24,024	$1,649
Straight-line rent	$(1,200)	$1,279	$69
Above/below-market lease revenue	$313	$3,030	$—
Cash NOI attributable to outside interests(3)	$—	$17,911	$1,839
Our share of cash NOI(4)	$126,244	$17,772	$1,303

	Nine Months Ended September 30, 2022

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$555,161	$184,354	$13,893
Office and multifamily operating expenses	$181,046	$66,689	$4,717
Straight-line rent	$(1,877)	$2,757	$195
Above/below-market lease revenue	$1,072	$6,978	$—
Cash NOI attributable to outside interests(3)	$—	$54,840	$5,223
Our share of cash NOI(4)	$374,920	$53,090	$3,758
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs that we manage. One of the JVs was created in the second quarter of 2022 to purchase a residential property on April 26, 2022. The results of the acquired property are included from the acquisition date. We own a weighted average interest of approximately 46% (based on square footage) in the four JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and two residential properties with 470 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of September 30 2022, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

3/3/2025	(4)	$335,000	$335,000	3.84%	3/1/2023
4/1/2025	(4)	102,400	102,400	2.76%	3/1/2023
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026		400,000	400,000	2.31%	10/1/2024
6/1/2027		550,000	550,000	LIBOR + 1.37%	N/A
5/18/2028		300,000	300,000	2.21%	6/1/2026
1/1/2029		300,000	300,000	2.66%	1/1/2027
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(5)	28,711	28,711	4.55%	N/A
8/21/2023	(6)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,411,111	3,411,111

Consolidated JVs

12/19/2024	(4)	400,000	80,000	3.47%	1/1/2023
5/15/2027	(7)	450,000	400,500	2.26%	4/1/2025
8/19/2028		625,000	187,500	2.12%	6/1/2025
4/26/2029		175,000	96,250	3.90%	5/1/2026
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(8)	$5,221,111	$4,207,361

Unconsolidated Fund

9/14/2028		$115,000	$38,568	2.19%	10/1/2026

Total Loans			$4,245,929

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of September 30, 2022. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)Related swaps expire in 2023. The loans (in order of the table) have the following LIBOR credit spreads: 1.30%, 1.25% and 1.30%.
(5)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(6)$400.0 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%.
(7)Effective rate decreased from 3.04% to 2.26% on July 1, 2022 when existing swaps were upsized to replace swaps that expired.
(8)Our consolidated debt on the balance sheet (see page 6) of $5.19 billion is calculated by adding $3.7 million of unamortized loan premium and deducting $34.2 million of unamortized deferred loan costs from our total consolidated loans of $5.22 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.67
Weighted average remaining life (including extension options)	4.7 years
Weighted average remaining fixed interest period	2.6 years
Weighted average annual interest rate	2.82%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2022

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,998,784	39,504,022	35.2%
Valley	16	6,790,777	21,703,263	43.6
Honolulu(3)	3	1,322,742	5,097,907	25.9
Total / Average	71	18,112,303	66,305,192	37.7%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2022 third quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,191,444	43.6
	Olympic Corridor	5	1,142,885	34.4
	Beverly Hills(3)	11	2,196,067	27.8
	Santa Monica	11	1,425,374	14.4
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	53.6
	Warner Center/Woodland Hills	3	2,845,577	37.5
	Burbank	1	456,205	6.0
Honolulu	Honolulu(3)	3	1,322,742	25.9
	Total / Weighted Average	71	18,112,303	37.7%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing approximately 361,000 rentable square feet of vacant space at an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2022

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	87.4%	$462,698,137	$56.34	$4.70
Valley	86.9	203,332,262	36.18	3.02
Honolulu	92.3	38,961,295	34.53	2.88
Total / Weighted Average	87.5%	$704,991,694	$47.12	$3.93

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	95.1%	$4.71
	Brentwood	82.7	4.00
	Century City	90.3	4.50
	Olympic Corridor	80.2	3.38
	Santa Monica	92.0	6.99
	Westwood	83.5	4.50
Valley	Burbank	100.0	4.68
	Sherman Oaks/Encino	89.1	3.10
	Warner Center/Woodland Hills	82.1	2.57
Honolulu	Honolulu	92.3	2.88
	Weighted Average	87.5%	$3.93

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended September 30, 2022	$0.07
Nine months ended September 30, 2022	$0.22

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2022

Portfolio Tenant Size
	Median	Average

Square feet	2,500	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,335	49.3%	1,917,998	12.8%	$83,878,467	11.9%
2,501-10,000	1,039	38.4	5,089,034	34.0	233,865,593	33.1
10,001-20,000	211	7.8	2,936,638	19.6	136,576,127	19.4
20,001-40,000	91	3.3	2,472,477	16.5	117,048,872	16.6
40,001-100,000	30	1.1	1,734,375	11.6	90,125,228	12.8
Greater than 100,000	3	0.1	809,980	5.5	43,497,407	6.2
Total for all leases	2,709	100.0%	14,960,502	100.0%	$704,991,694	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2022

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Warner Bros. Discovery(2)	4	3	2023-2024	483,412	2.7%	$26,662,984	3.8%
UCLA(3)	23	10	2022-2027	262,055	1.4	14,242,471	2.0
William Morris Endeavor(4)	2	1	2022-2027	216,375	1.2	13,760,822	1.9
Morgan Stanley(5)	5	5	2023-2027	142,020	0.8	10,217,431	1.5
Equinox Fitness(6)	6	5	2029-2038	185,236	1.0	9,907,920	1.4
Macerich(7)	2	1	2023-2028	82,368	0.5	7,501,247	1.1
Total	42	25		1,371,466	7.6%	$82,292,875	11.7%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 27,000 square feet in 2023; and 456,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 2 leases totaling 10,000 square feet in 2022; 7 leases totaling 50,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; and 3 leases totaling 71,000 square feet in 2027. Tenant has options to terminate 15,000 square feet in 2024; and 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 1,000 square feet in 2022; and 208,000 square feet in 2027.
(5)    Square footage (rounded) expires as follows: 30,000 square feet in 2023; 26,000 square feet in 2025; and 86,000 square feet in 2027. Tenant has options to terminate 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.
(7)    Square footage (rounded) expires as follows: 27,000 square feet in 2023, and 55,000 square feet in 2028.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Total Office Portfolio as of September 30, 2022

Percentage of Annualized Rent by Tenant Industry

Financial Services
15.4%
Entertainment
14.3%
Legal
18.6%
Real Estate
12.4%
Advertising 1.0%
Manufacturing & Distribution
1.2%
Other 1.3%
Public Administration 2.5%
Educational Services 2.6%
Insurance 3.9%
Technology 4.4%
Retail
4.8%
Health Services
8.2%
Accounting & Consulting
9.4%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	578	18.6%
Financial Services	364	15.4
Entertainment	172	14.3
Real Estate	311	12.4
Accounting & Consulting	293	9.4
Health Services	368	8.2
Retail	161	4.8
Technology	96	4.4
Insurance	95	3.9
Educational Services	46	2.6
Public Administration	79	2.5
Other	56	1.3
Manufacturing & Distribution	51	1.2
Advertising	39	1.0
Total	2,709	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Lease Expirations
Total Office Portfolio as of September 30, 2022

(1)    Average of the percentage of leases expiring at September 30, 2019, 2020, and 2021 with the same remaining duration as the leases for the labeled year had at September 30, 2022. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2022	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	74	288,975	1.6%	$10,503,925	1.5%	$36.35	$36.36
2022	151	681,294	3.8	29,356,635	4.1	43.09	44.97
2023	662	2,587,697	14.3	117,424,070	16.7	45.38	46.27
2024	516	2,901,657	16.0	135,983,757	19.3	46.86	49.45
2025	445	2,169,053	12.0	99,169,795	14.0	45.72	49.78
2026	298	1,659,952	9.1	77,606,901	11.0	46.75	52.46
2027	257	1,927,120	10.6	95,927,302	13.6	49.78	57.45
2028	113	816,528	4.5	42,845,740	6.1	52.47	60.39
2029	59	430,600	2.4	20,932,811	3.0	48.61	59.46
2030	44	525,066	2.9	27,577,890	3.9	52.52	66.00
2031	39	324,075	1.8	16,859,037	2.4	52.02	66.76
Thereafter	51	648,485	3.6	30,803,831	4.4	47.50	66.15
Subtotal/weighted average	2,709	14,960,502	82.6%	$704,991,694	100.0%	$47.12	$52.42
Signed leases not commenced		659,621	3.6
Available		2,256,490	12.5
Building management use		122,755	0.7
BOMA adjustment(3)		112,935	0.6
Total/weighted average	2,709	18,112,303	100.0%	$704,991,694	100.0%	$47.12	$52.42

___________________________________________________
(1)Represents annualized rent at September 30, 2022 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2022

	Q4 2022	Q1 2023	Q2 2023	Q3 2023

Los Angeles
Westside	350,383	335,428	357,132	437,440
Valley	262,554	190,449	162,210	397,044
Honolulu	68,357	33,477	46,753	31,715
Expiring Square Feet(1)	681,294	559,354	566,095	866,199

Percentage of Portfolio	3.8%	3.1%	3.1%	4.8%

Los Angeles
Westside	$56.23	$59.86	$53.46	$46.78
Valley	$32.09	$37.14	$34.61	$34.12
Honolulu	$36.67	$30.49	$31.35	$29.43
Expiring Rent per Square Foot(2)	$44.97	$50.37	$46.24	$40.34

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of September 30, 2022, other than 288,975 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	335,464	$52.53
	Brentwood	365,318	$48.90
	Century City	109,689	$50.32
	Olympic Corridor	213,691	$37.50
	Santa Monica	212,866	$82.25
	Westwood	243,355	$52.64
Valley	Sherman Oaks/Encino	489,099	$37.41
	Warner Center/Woodland Hills	523,158	$31.27
Honolulu	Honolulu	180,302	$32.87

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended September 30, 2022

Net Absorption During Quarter	0.06%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	90	364,500	66
Renewal leases	109	654,472	65
All leases	199	1,018,972	65

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$51.85	$47.71	(8.0)%
Straight-line Rent	$45.89	$49.20	7.2%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$36.85	$7.17
Renewal leases signed during the quarter	$20.19	$4.78
All leases signed during the quarter	$25.60	$5.67

________________________________________________________________
(1)Change in rental rate and average renewal lease term exclude leases with a term of twelve months or less. Change in rental rate represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Change in rental rate metrics exclude leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2022

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	3	940	21%
West Los Angeles	6	1,300	28
Honolulu	4	2,370	51
Total	13	4,610	100%

Submarket	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.0%	$48,946,236	$4,386
West Los Angeles(2)	99.2	45,152,892	3,133
Honolulu	99.4	59,772,852	2,120
Total / Weighted Average	99.3%	$153,871,980	$2,862

Recurring Multifamily Capital Expenditures per Unit (2)

Three months ended September 30, 2022	$209
Nine months ended September 30, 2022	$508

________________________________________________________________
(1)    The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $444,854, which is not included in multifamily annualized rent.
(2)    80 units at one property, which are temporarily unoccupied as a result of a fire, are omitted from the calculation of Percent Leased. These units, as well as insurance recoveries for lost rent, are also omitted from the calculation of Annualized Rent. Unit turn costs from this property are excluded from Recurring Multifamily Capital Expenditures per Unit calculation.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2022 Guidance(1)

Metric	Per Share
Net income per common share - diluted	$0.54 to $0.56
FFO per share - fully diluted	$2.03 to $2.05

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	Elevated leased to occupied spreads reduced annualized occupancy.	84% to 85%	Narrowed
Residential Leased Rate		Essentially fully leased	Unchanged
Same Property Cash NOI Growth	Lower average occupancy and inflation reduced 2022 NOI growth.	3.5% to 4.5%	Revised
Above/Below Market Net Revenue		$8 to $12 million	Unchanged
Straight-line Revenue		$1 to $3 million	Unchanged
G&A		$42 to $46 million	Unchanged
Interest Expense	Lower loan balances and higher capitalized development interest reduced total interest.	$150 to $152 million	Revised
Weighted average fully diluted shares outstanding		207 million	Unchanged
________________________________________________________________
(1) All of our assumptions include 100% of our consolidated JVs share, not our pro rata share. Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries or other possible capital markets activities or impairment charges. It is also subject to the changing impacts of the COVID-19 pandemic and general economic conditions.

The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2022 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$94.9	$98.4
Adjustments for depreciation and amortization of real estate assets	380.0	370.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(54.5)	(43.8)
FFO	$420.4	$424.6

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.7	175.7
Weighted average units in our operating partnership outstanding	31.4	31.4
Weighted average fully diluted shares outstanding	207.1	207.1

Per share	Low	High

Net income per common share - diluted	$0.54	$0.56
FFO per share - fully diluted	$2.03	$2.05
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 659,621 square feet with respect to signed leases not yet commenced at September 30, 2022).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At September 30, 2022, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of September 30, 2022.
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Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At September 30, 2022, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At September 30, 2022, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments. One of the JVs was created in the second quarter of 2022 to purchase a residential property on April 26, 2022. The results of the acquired property are included in our consolidated results from the acquisition date.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of September 30, 2022. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding a property undergoing conversion from office to residential use, as well as properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

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Definitions
Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

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Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At September 30, 2022, total consists of 15,620,123 leased square feet (including 659,621 square feet with respect to signed leases not commenced), 2,256,490 available square feet, 122,755 building management use square feet and 112,935 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2022 include all of our Consolidated Portfolio properties, other than: (1) a 493,000 square foot office property in Honolulu affected by development activity, (2) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage, (3) a new residential property with 376 apartments in Los Angeles that we commenced placing into service in the second quarter of 2022, and (4) a residential property with 120 units that we acquired in the second quarter of 2022.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At September 30, 2022, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
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